                                                                     Exhibit 3.2

                                  B Y L A W S

                                       OF

                          SNYDER COMMUNICATIONS, INC.

                                   ARTICLE I

                                    OFFICES

Section 1. Registered Office. The registered office of the Corporation shall be at 1013 Centre Road, in the City of Wilmington, County of New Castle, State of Delaware. The registered agent of the corporation at such address is Corporation Service Company.

Section 2. Other Offices. The Corporation may also have offices, including its principal office, at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. All meetings of the stockholders shall be held at such places either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meetings. The annual meeting of stockholders for the election of directors and the transaction of other business as may properly come before the meeting shall be held in each year at such date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting.

Section 3. Notice of Annual Meetings. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting, not less than ten nor more than sixty days before the date of the meeting. If mailed, such notice shall be deemed to have been given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

Section 4. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of
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each stockholder.  The list shall be arranged by voting group and within each voting group by class or series of shares. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the meeting during the whole time thereof, and may be inspected by any stockholder who is present at such meeting.

Section 5. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president or by the board of directors and shall also be called by the secretary at the request in writing of the holders of, in the aggregate, not less than 25% of the outstanding shares of the Corporation entitled to vote at such meeting, or of the board of directors. Such request shall state the purpose or purposes of the proposed meeting.

Section 6. Notice of Special Meetings. Written notice of a special meeting stating the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 7. Business of Special Meetings. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 8. Quorum. The holders of at least a majority of the stock issued and outstanding and entitled to vote at any meeting of the stockholders, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 9. Vote Required for Action. When a quorum is present at any meeting, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.

Section 10. Voting Rights. Except as otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of stock having voting power held by such stockholder, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

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                                  ARTICLE III

                                   DIRECTORS

Section 1. Number Constituting Entire Board; Election. The number of directors which shall constitute the whole board shall be not less than one (1) nor more than nine (9). Within such limits the actual number of directors which shall constitute the whole board shall be as fixed from time to time by the board of directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this Article and except that the initial director of the Corporation was appointed by the incorporator of the Corporation, and each director elected shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Directors need not be stockholders.

Section 2. Resignation and Removal. Any director may resign at any time upon written notice to the Corporation. Any director may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Section 3. Filling of Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, or until their earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

Section 4. Management by Directors. The business and affairs of the Corporation shall be managed by its board of directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

Section 5. Place of Meetings. The board of directors of the Corporation may hold meetings, both regular and special, either within or outside the State of Delaware.

Section 6. Annual Meeting. The annual meeting of the board of directors shall be held immediately after the annual meeting of stockholders and at the same place, and no notice of such meeting shall be necessary in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at that time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

Section 7. Regular Meetings. Regular meetings of the board of directors may be held without other notice at such time and at such place as shall from time to time be determined by the board.

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Section 8.       Special Meetings.  Special meetings of the board may be called by the president on one day's notice to each director, either personally or by mail, facsimile, telegram or express courier; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of a majority of the directors.

Section 9. Quorum; Vote Required for Action. At all meetings of the board or any committee, a majority of the total number of directors of the board or such committee shall constitute a quorum for the transaction of business and the act of a majority of the directors of the board or committee present at any meeting at which there is a quorum shall be the act of the board of directors or the applicable committee, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors or any committee, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

Section 10. Participation By Conference Telephone. Members of the board of directors, or any committee thereof, may participate in a meeting of the board or any committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

Section 11. Action Without Meeting. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or such committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or such committee.

Section 12. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors and/or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of standing or special committees may be allowed like compensation for attending committee meetings.

Section 13. Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, and subject to any restrictions imposed by statute, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Such

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committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

Section 14. Minutes of Committee Meetings. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

                                   ARTICLE IV

                                    NOTICES

Section 1. Manner of Giving Notice. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice may also be given by telegram, express courier, or facsimile.

Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders, directors, or members of a committee of directors, shall constitute a waiver of notice of such meeting, except when the stockholder, director or committee member attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

                                   ARTICLE V

                                    OFFICERS

Section 1. Required Officers. The officers of the Corporation shall be chosen by the board of directors and shall include a president, a treasurer, and a secretary. Any number of offices may be held by the same person unless the certificate of incorporation or these bylaws otherwise provide.

Section 2. Additional Officers. The board of directors may appoint one or more vice presidents and such other officers and agents as it shall deem necessary, including but not limited to a chief executive officer, chief operating officer and a chief financial officer, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

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Section 3.       Election of Officers.  The board of directors at its first meeting after each annual meeting of stockholders shall choose the officers of the Corporation, except that the first officers of the Corporation shall be chosen by the initial director at the organizational meeting of the board of directors following incorporation.

Section 4. Compensation. The salaries of all officers and agents of the Corporation shall be fixed by or in the manner prescribed by the board of directors.

Section 5. Tenure. Each officer of the Corporation shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the total number of directors. Any officer may resign at any time upon written notice to the Corporation. Any vacancy occurring in any office of the Corporation shall be filled by or in the manner prescribed by the board of directors.

Section 6. Chief Executive Officer. The chief executive officer shall be the chief executive officer of the Corporation and shall have general and active supervision and management of the business of the Corporation. The chief executive officer may sign, on behalf of the Corporation, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed, and, in general, shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the board of directors from time to time.

Section 7. Chief Operating Officer. In the absence of the chief executive officer, if any, or as may be agreed between the chief executive officer and the chief operating officer, the chief operating officer shall perform the duties of the chief executive officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chief executive officer. The chief operating officer shall generally assist the chief executive officer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 8. President. The president shall have those duties as the board of directors may from time to time establish.

Section 9. Chief Financial Officer. The Chief Financial Officer shall have those duties as the board of directors may from time to time establish.

Section 10. Vice President. In the absence of the chief executive officer, if any, the chief operating officer, the president, the vice president, if any, or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election, shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice president shall generally assist the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

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Section 11.      Secretary.  The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and shall record all the proceedings of the meetings of the stockholders and of the board of directors in a book to be kept for that purpose, and shall perform like duties for the standing committees when requested by such committees. The secretary shall give, or cause to be given, required notice of all meetings of the stockholders and the board of directors, and shall perform such other duties as may be prescribed by the board of directors. The secretary shall have custody of the stock certificate books and stockholder records and such other books and records as the board of directors may direct. The secretary shall have custody of the corporate seal of the Corporation and shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the secretary's signature. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his signature.

Section 12. Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors and shall disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation and shall perform such other duties and have such other powers as the board of directors or president may from time to time prescribe.

                                   ARTICLE VI

              CERTIFICATES OF STOCK; STOCK TRANSFERS; RECORD DATE

Section 1. Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the chairman of the board of directors or the president or any vice president designated by the board of directors, and by the treasurer or the secretary certifying the number of shares owned by him in the Corporation. If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and by the authority of the board of directors to determine variations for future series) shall be summarized on the front or back of each certificate of shares of such class or series. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the stockholder this information on request in writing and without charge. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer,

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transfer agent or registrar before such certificate is issued, it may be issued by the Corporation as if he were such officer, transfer agent or registrar at the date of issue.

Section 2. Lost Certificates. The board of directors may direct a new stock certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the owner claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 3. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares accompanied by proper evidence of authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 4.       Fixing Record Date.

            (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the next day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

            (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by the General Corporation Law of Delaware, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If

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no record date has been fixed by the board of directors and prior action by the board of directors is required by the General Corporation Law of Delaware, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

            (c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

Section 5. Registered Stockholders. The Corporation shall be entitled to treat the record holder of any shares of stock of the Corporation as the owner thereof for all purposes, including all rights deriving from such shares, and except as required by law shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares, on the part of any other person, including, but without limiting the generality thereof, a purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such purchaser, assignee, transferee or other person becomes the record holder of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such purchaser, assignee, transferee or other person. Any such purchaser, assignee, transferee or other person shall not be entitled to receive notice of the meetings of stockholders, to vote at such meetings, to examine a complete list of the stockholders entitled to vote at meetings, or to own, enjoy, and exercise any other property or rights deriving from such shares against the Corporation, until such purchaser, assignee, transferee or other person has become the record holder of such shares.

                                  ARTICLE VII

                               GENERAL PROVISIONS

Section 1. Fiscal Year. The fiscal year of the Corporation shall commence or end at such time as the board of directors may designate.

Section 2. Execution of Instruments. Contracts, deeds, documents and instruments shall be executed by the chief executive officer, if any, the president or the chief operating officer unless the board of directors shall, in a particular situation or as a general direction, designate another procedure for their execution.

Section 3. Checks and Drafts. The Corporation shall establish a bank account for deposit of the funds of the Corporation and the drawing of checks or drafts thereon. All checks or drafts drawn on such account shall require the signature of one of the president, the chief

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executive officer or the chief operating officer of the Corporation.  The appointment of additional signatories of the bank account and the opening of additional bank accounts shall require the approval of the board of directors.

Section 4. Corporate Seal. The corporate seal, if the directors shall adopt one, shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed, affixed, or reproduced in any other manner.

Section 5. Voting Shares in Other Corporations. In the absence of other arrangements by the board of directors, shares of stock issued by any other corporation and owned or controlled by this Corporation may be voted at any stockholders' meeting of the other corporation by the chief executive officer of this Corporation, if any, the president of this Corporation or, if he or she is not present at the meeting, by the chief operating officer of this Corporation, if any, or if so determined by the board of directors, by a vice president of the Corporation designated by the board, and in the event that none of the chief executive officer, the president, the chief operating officer or such vice president are present at a meeting, the shares may be voted by such person as the president and secretary of this Corporation shall by duly executed proxy designate to represent this Corporation.

                                  ARTICLE VIII

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1. Definitions. As used in this article, the term "person" means any past, present or future director or officer of the Corporation or any subsidiary or operating division thereof.

Section 2. Indemnification Granted. The Corporation shall indemnify, to the full extent and under the circumstances permitted by the General Corporation Law of the State of Delaware in effect from time to time, any person as defined above, made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or a subsidiary or operating division thereof, or is or was an employee or agent of the Corporation, or is or was serving at the specific request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on such person's behalf in connection with such action, suit or proceeding and any appeal therefrom, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the

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best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such conduct was unlawful.

Section 3. Requirements for Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or a subsidiary thereof or a designated officer of an operating division of the Corporation, or is or was serving at the specific request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by such person or on such person's behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

Section 4. Success on Merits of any Action. Notwithstanding any other provision of this Article, to the extent that a director, officer, employee or agent of the corporation or any subsidiary or operating division thereof has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by such person or on such person's behalf in connection therewith.

Section 5. Determination of Standard of Conduct. Any indemnification under Sections 2 and 3 of this Article (unless ordered by a court) shall be paid by the Corporation only after a determination has been made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders, that indemnification of the director, officer, employee or agent is proper in the circumstances of the specific case because such person has met the applicable standard of conduct set forth in Sections 2 and 3 of this Article.

Section 6.       Advance Payment; Representation by Corporation.

Costs, charges and expenses (including attorneys' fees) incurred by a person referred to in Sections 2 and 3 of this Article in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding;

provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in such capacity as officer or director (and not in any other capacity and which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article. Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate. The Corporation may, in the manner set forth above, and upon approval of such director, officer, employee or agent, authorize the Corporation's counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

Section 7. Procedure for Obtaining Indemnity. Any indemnification under Sections 2, 3 and 4, or advance of costs, charges and expenses under Section 6 of this Article, shall be made promptly, and in any event within sixty (60) days, of the written notice of the director, officer, employee or agent. The right to indemnification or advances as granted by this Article shall be enforceable by the director, officer, employee or agent in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within sixty (60) days. Such person's costs and expenses incurred in connection with successfully establishing a right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 6 of this Article where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 2 or 3 of this Article, but the burden of proving such defense shall be on the Corporation. Neither failure of the Corporation (including its board of directors, its independent legal counsel, and its stockholders) to have made a determination that indemnification of the claimant is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 2 or 3 of this Article, nor the fact that there has been an actual determination by the Corporation (including its board of directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 8. Indemnification Not Exclusive. This right of indemnification shall not be deemed exclusive of any other rights to which a person indemnified herein may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, designated officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators and other legal representatives of such person. It is not intended that the provisions of this article be applicable to, and they are not to be construed as granting indemnity with respect to, matters as to which indemnification would be in contravention of the laws of Delaware or of the United States of America, whether as a matter of public policy or pursuant to statutory provision.

Section 9. Invalidity of Certain Provisions. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee and agent of the Corporation or any subsidiary or operating division thereof as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

Section 10. Miscellaneous. The board of directors may also on behalf of the Corporation grant indemnification to any individual other than a person defined herein to such extent and in such manner as the board in its sole discretion may from time to time and at any time determine.

                                   ARTICLE IX

                                   AMENDMENT

These bylaws may be amended or repealed by the affirmative vote of a majority of the directors then in office.

      NOW, THEREFORE, BE IT RESOLVED, that it is deemed advisable and in the best interests of all stockholders to amend Article II, Section 2 of the Bylaws of the Corporation by deleting the existing Section 2 and replacing it with a new Section 2, to read in its entirety as set forth in Exhibit A attached hereto, and that such amendment is hereby made and effective as of the date hereof.

                                                                       Exhibit A



Section 2.  Annual Meetings and Advance Notice of Proposals.

      The annual meeting of stockholders for the election of directors and the transaction of other business as may properly come before the meeting shall be held in each year at such date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting.


      At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the annual meeting. To be properly brought before an annual meeting business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a stockholder who is a holder of record at the time of the giving of the notice provided for in this paragraph, who is entitled to vote at the annual meeting and who complies with the procedures set forth in this paragraph. For business properly to be brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof, in proper written form, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation (the "Secretary"). To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 45 days nor more than 75 days prior to the date on which the Corporation first mailed its proxy materials for the immediately preceding annual meeting; provided, however, that
                                                        --------  -------
in the event that the date of the annual meeting is changed by more than 30 days from the anniversary date of the immediately preceding annual meeting, notice by the stockholder to be timely must be so delivered or received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. To be in proper written form, a stockholder's notice to the Secretary shall set forth in writing as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business; (iii) the class and number of shares of the Corporation that are beneficially owned by the stockholder; (iv) any material interest of the stockholder in such business; and (v) if the stockholder intends to solicit proxies in support of such stockholder's proposal, a representation to that effect. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting and such stockholder's proposal has been included in a proxy statement that has been prepared by management of the Corporation to solicit proxies for such annual meeting; provided, however, that if such stockholder
                                 --------  -------
does not appear or send a qualified representative to present such proposal at an annual meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. Notwithstanding anything in the bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph. The chairman of an annual meeting may refuse to permit any business to be brought before an annual meeting that fails to comply with the foregoing procedures or, in the case of a stockholder proposal, if the stockholder solicits proxies in support of such stockholder's proposal without having made the representation required by clause
(v) of the third preceding sentence.

      Only persons who are nominated in accordance with the procedures set forth in this paragraph shall be eligible for election as directors at a meeting of stockholders. Nominations of persons for election to the board of directors of the Corporation may be made at a meeting of stockholders by or at the direction of the board of directors or by any stockholder who is a stockholder of record at the time of giving of the notice of nomination provided for in this paragraph, who is entitled to vote for the election of directors and who complies with the procedures set forth in this paragraph. Any stockholder of record entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if timely written notice of such stockholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation (a) with respect to an election to be held at an annual meeting of stockholders, not less than 45 days nor more than 75 days prior to the date on which the Corporation first mailed its proxy materials for the immediately preceding annual meeting; provided,
                                                                  --------
however, that in the event that the date of the annual meeting is changed by
-------
more than 30 days from the anniversary date of the immediately preceding annual meeting, notice by the stockholder to be timely must be so delivered or received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made and (b) with respect to an election to be held at a special meeting of stockholders for the election of directors, not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the board of directors; (e) the consent of each nominee to serve as a director of the Corporation if so elected; and (f) if the stockholder intends to solicit proxies in support of such stockholder's nominee(s), a representation to that effect. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures or if the stockholder solicits proxies in favor of such stockholder's nominee(s) without having made the representation required by the immediately preceding sentence. Only such persons who are nominated in accordance with the procedures set forth in this paragraph shall be eligible to serve as directors of the corporation.

      For purposes of the two immediately preceding paragraphs, "public announcement" shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Reuters Information Service or any similar or successor news wire service or (ii) in a writing distributed generally to stockholders or (iii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934 or any successor provisions thereto.